UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 18, 2009
Odyssey Re Holdings Corp.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation)	1-16535 (Commission File Number)	52-2301683 (IRS Employer Identification No.)
Odyssey Re Holdings Corp.
300 First Stamford Place, Stamford, Connecticut 06902
(Address, including zip code, of principal executive office)
Registrant’s telephone number, including area code: (203) 977-8000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
On September 18, 2009, Odyssey Re Holdings Corp. (“OdysseyRe”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Fairfax Financial Holdings Limited (“Fairfax”) and Fairfax Investments USA Corp. (“Merger Sub”), an indirect, wholly-owned subsidiary of Fairfax. Pursuant to the Merger Agreement, Merger Sub will offer to acquire all of the publicly held shares of OdysseyRe’s common stock for $65.00 per share in cash. Fairfax and its subsidiaries (other than OdysseyRe and its subsidiaries) currently hold approximately 72.6% of the outstanding shares of OdysseyRe’s common stock.
Pursuant to the terms of the Merger Agreement, as promptly as practicable and in any event no later than 10 business days after the date of the Merger Agreement, Merger Sub will offer to acquire the publicly held shares of OdysseyRe common stock through commencement of a cash tender offer (the “Offer”) for $65.00 per share (the “Offer Price”) to be followed, subject to certain conditions, by a second-step merger (the “Merger”) in which any untendered shares would be acquired at the same Offer Price. The Offer will expire 20 business days after the date it commences unless it is extended by Merger Sub.
The obligations of Merger Sub to commence the Offer and to purchase the publicly held shares tendered are subject to customary closing conditions, including, among other things, that the Special Committee of the Board of Directors of OdysseyRe (the “Special Committee”) and/or the Board of Directors of OdysseyRe (the “Board”) shall not have withdrawn or adversely modified the recommendation that stockholders (other than Fairfax or its subsidiaries) tender their shares, and the non-waivable condition that there shall have been tendered a number of publicly held shares of OdysseyRe common stock which constitutes at least a majority of the outstanding publicly held shares of OdysseyRe common stock (excluding from the numerator of such calculation any shares held by affiliates of OdysseyRe, including Fairfax and its subsidiaries and executive officers and directors of OdysseyRe, Merger Sub and Fairfax). The Special Committee and OdysseyRe’s Board may not withdraw or qualify their recommendation that stockholders tender their shares in the Offer or, if they have not tendered their shares, vote in favor of the Merger, except to the extent the Special Committee or the OdysseyRe Board determines, in good faith, after consultation with outside counsel, that such action is necessary in order for such directors to comply with their fiduciary obligations.
Merger Sub has the right to increase the Offer Price and waive any condition or modify the terms of the Offer in certain circumstances, except that, without the prior written consent of OdyssseyRe (acting pursuant to a resolution adopted by both the Special Committee and the OdysseyRe Board), Merger Sub may not decrease the Offer Price, decrease the number of shares subject to the Offer or the Offer Price, add to or modify the conditions to its obligations to commence the Offer and to purchase the shares tendered in a manner adverse to the holders of shares of OdysseyRe common stock, waive or modify the condition that a majority of the outstanding publicly held shares of OdysseyRe common stock have been tendered, or change the form of consideration.
If any condition to the Offer is not satisfied, Merger Sub is required to extend the Offer at the request of OdysseyRe (acting pursuant to a resolution adopted by both the Special Committee and the OdysseyRe Board) for one or more 10 business day periods until the earlier of March 31, 2010, the termination of the Merger Agreement, or the satisfaction or waiver of all conditions to the Offer. In addition, at the request of OdysseyRe, Merger Sub is required to make available a “subsequent offering period” of at least 10 business days, unless Fairfax and its subsidiaries (including Merger Sub) own at least 90% of the outstanding shares of OdysseyRe common stock.
Pursuant to the Merger Agreement, Fairfax and Merger Sub have the option, exercisable after the consummation of the Offer, to purchase for the Offer Price a number of newly issued shares of OdysseyRe common stock (to be agreed between OdysseyRe and Fairfax) that will be no less than the minimum number of shares of common stock needed for Fairfax and its affiliates to own one share more than 90% of the common stock outstanding. Upon completion of the Offer, OdysseyRe and Merger Sub are required to consummate the Merger as soon as reasonably practicable thereafter, subject to satisfaction of the conditions to the Merger.
Upon completion of the Merger, OdysseyRe will become an indirect subsidiary of Fairfax, and every publicly held share of OdysseyRe common stock issued and outstanding immediately prior to the closing, other than such shares of common stock owned by OdysseyRe or owned by stockholders who have perfected appraisal rights, will be converted into the right to receive an amount in cash equal to the Offer Price (the “Merger Consideration”). Shares

of common stock with respect to which appraisal rights are perfected will not be converted into the Merger Consideration; holders of such shares will be entitled to payment of the fair value of such shares in accordance with Delaware law. Outstanding shares of preferred stock of OdysseyRe will remain outstanding as preferred stock of the surviving corporation.
Under the terms of the Merger Agreement, the parties are required to use reasonable best efforts to take such actions as are necessary to provide for treatment of outstanding, unexercised OdysseyRe stock options, outstanding OdysseyRe restricted stock, and awards under OdysseyRe’s employee share purchase plan in a manner acceptable to the Special Committee.
The Merger Agreement includes customary representations, warranties and covenants of OdysseyRe, Merger Sub and Fairfax. OdysseyRe’s covenants include, among other things, covenants regarding the conduct of its business in the ordinary course prior to the effective time of the Merger. OdysseyRe may not take certain specified actions prior to the effective time of the Merger without the prior consent of Fairfax, including making any material modifications to employee benefit plans, employment or compensation arrangements (except as required by law) and granting any awards of restricted stock or stock options.
The obligation of each of OdysseyRe and Merger Sub to consummate the Merger is subject to the satisfaction or waiver of certain closing conditions, including, among other things, the acceptance for payment and purchase by Merger Sub of all of the publicly held shares of OdysseyRe common stock validly tendered and not withdrawn pursuant to the Offer (provided that this shall not be a condition to the obligation of Merger Sub where Merger Sub fails to purchase such shares in violation of the terms of the Merger Agreement) and the adoption of the Merger Agreement by the holders of at least a majority of the outstanding shares of OdysseyRe common stock (if required by law).
The Merger Agreement has been approved by the Boards of Directors of each of OdysseyRe, Fairfax and Merger Sub and by the Special Committee of the OdysseyRe Board. The Special Committee recommended to the OdysseyRe Board that it approve the Merger Agreement, and the OdysseyRe Board, in turn, approved the Merger Agreement and resolved to recommend the transaction to OdysseyRe’s public stockholders.
A copy of the Merger Agreement is attached as Exhibit 2.1 to this report and is incorporated herein by reference. The foregoing description of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement attached hereto.
The Merger Agreement is attached as an exhibit to this report and is incorporated herein by reference to provide information regarding its terms. Except for its status as a contractual document that establishes and governs the legal relationship among the parties thereto with respect to the transaction described in this report, the Merger Agreement is not intended to be a source of factual, business or operational information about the parties. The Merger Agreement contains representations and warranties that OdysseyRe, Fairfax and Merger Sub made to each other as of specific dates. The assertions embodied in those representations and warranties were made principally for purposes of establishing the circumstances in which Merger Sub may have the right not to consummate the Offer, or a party may have the right to terminate the Merger Agreement, and may be subject to important qualifications and limitations agreed to by OdysseyRe, Fairfax and Merger Sub in connection with negotiating its terms. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to stockholders or may have been used for the purpose of allocating risk among OdysseyRe, Fairfax and Merger Sub rather than establishing matters as facts. Investors in OdysseyRe’s securities are not third party beneficiaries under the Merger Agreement and should not rely on the representations and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties or any of their affiliates.

Item 8.01.	Other Events
On September 18, 2009, OdysseyRe and Fairfax issued a joint press release announcing that they had entered into the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Important Information
The tender offer described in this report has not yet commenced. This report is for informational purposes only and does not constitute an offer to purchase or a solicitation of an offer to sell OdysseyRe common stock. OdysseyRe stockholders and other interested parties are urged to read the Tender Offer Statement on Schedule TO, the offer to purchase and any other documents relating to the tender offer, including OdysseyRe’s Solicitation/Recommendation Statement on Schedule 14D-9, that are filed with the Securities and Exchange Commission (“SEC”) when they become available, because they will contain important information. Stockholders of OdysseyRe and other interested parties may obtain, free of charge, copies of OdysseyRe’s Schedule 14D-9 (when filed) and other documents filed with the SEC at the SEC’s web site at www.sec.gov. Each of the documents filed by OdysseyRe may also be obtained, free of charge, in the Investor Info section of the OdysseyRe website, www.odysseyre.com, or from OdysseyRe at 300 First Stamford Place, Stamford, Connecticut 06902.
Cautionary Statement Concerning Forward-Looking Information
Certain statements contained herein may constitute forward-looking statements that involve risks and uncertainties. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. Often, they include the words “believe,” “continue,” “expect,” “target,” “anticipate,” “intend,” “plan,” “estimate,” “potential,” “project,” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may. Forward-looking statements are subject to known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of OdysseyRe to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others: uncertainties as to the timing of the Offer and Merger; uncertainties as to how many of the OdysseyRe stockholders will tender their stock in the Offer; the possibility that various closing conditions for the transaction may not be satisfied or waived, including the effects of disruption from the transaction making it more difficult to maintain relationships with employees, licensees, other business partners or governmental entities; other business effects, including the effects of industry, economic or political conditions outside of the OdysseyRe’s control; transaction costs; and actual or contingent liabilities. Additional information on other important potential risks and uncertainties not discussed herein may be found in OdysseyRe’s filings with the Securities and Exchange Commission including its Annual Report on Form 10-K for the year ended December 31, 2008, as well as the tender offer documents to be filed by Fairfax and the Solicitation/Recommendation Statement on Schedule 14D-9 to be filed by OdysseyRe. Consider these factors carefully in evaluating the forward-looking statements. Except as otherwise required by federal securities laws, OdysseyRe undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits.

2.01	Agreement and Plan of Merger by and among Odyssey Re Holdings Corp., Fairfax Financial Holdings Limited, and Fairfax Investments USA Corp., dated as of September 18, 2009.
99.1	Joint Press Release issued by Odyssey Re Holdings Corp. and Fairfax Financial Holdings Limited dated September 18, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: September 21, 2009

Odyssey Re Holdings Corp.
By:	/s/ Donald L. Smith
	Name:	Donald L. Smith
	Title:	Senior Vice President, General Counsel and Corporate Secretary